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                                                                       EXHIBIT 5

                                  [Letterhead]


                           Tuesday, November 14, 2000

Printronix, Inc.
14600 Myford Road
P.O. Box 19559
Irvine, California 92623-9559

        Re:  Form S-8 Registration Statement

Ladies and Gentlemen:

        We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register an aggregate of 300,000 shares of common stock, $.01 par value (the "Common Stock") of Printronix, Inc., a Delaware corporation (the "Company") to be issued pursuant to the Company's 1994 Stock Incentive Plan (the "Plan").

        In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. For the purposes of our examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock.

        On the basis of and relying upon the foregoing examination and assumptions, we are of the opinion that the shares of Common Stock issuable pursuant to the Plan, when issued and paid for in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

        This opinion is limited to the present law of the State of Delaware, to the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. No opinion is expressed by us as to the effect of the laws of any other jurisdiction or as to matters of conflict or choice of law. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        KIRSHMAN, HARRIS & BRANTON